                                                                  EXHIBIT (3)(b)

                      SELLING GROUP AGREEMENT BY AND AMONG
                    THE UNITED STATES LIFE INSURANCE COMPANY
                            IN THE CITY OF NEW YORK,
                  AMERICAN GENERAL SECURITIES INCORPORATED, AND
                     AMERICAN GENERAL INSURANCE AGENCY, INC.

This Selling Group Agreement ("Agreement") is made by and among THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK ("USL"), a New York domiciled life insurance company, AMERICAN GENERAL SECURITIES INCORPORATED ("Selling Group Member" and as "Distributor"), a Texas corporation and AMERICAN GENERAL INSURANCE AGENCY, INC. ("Associated Agency"), a Missouri corporation.

                                    RECITALS

WHEREAS, USL is an indirect, wholly-owned subsidiary of AMERICAN INTERNATIONAL GROUP, INC. ("AIG"), a Delaware corporation;

WHEREAS, Selling Group Member/Distributor is an indirect, wholly-owned subsidiary of AIG;

WHEREAS, Associated Agency is an indirect, wholly-owned subsidiary of AIG;

WHEREAS, USL, Selling Group Member/Distributor and Associated Agency are affiliates under the ultimate common control of AIG pursuant to New York Insurance Law Section 1501;

WHEREAS, USL and Distributor are parties to a Distribution Agreement whereby USL has granted Distributor a non-exclusive right to promote the sale of USL products set forth in Schedule A;

WHEREAS, the Distribution Agreement described herein has been non-disapproved by the New York Insurance Department;

WHEREAS, USL, Selling Group Member/Distributor, and Associated Agency wish to enter into this Agreement for the purpose of providing for the distribution of certain variable life insurance policies and/or annuity contracts;

NOW THEREFORE, in consideration of the premises and mutual promises set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.  PRODUCT  DISTRIBUTION.  Subject to the terms, conditions and limitations of
    ---------------------
    this Agreement, the products sold under this Agreement shall be distributed in accordance with this section.

(a)      Designation of the Parties.
         --------------------------

         Distributor is a registered broker-dealer and distributor of the variable life insurance policies and/or annuity contracts or certificates set forth in Schedule A and Schedule A-1 (collectively, "Schedule A").

         USL is a New York licensed life insurance company issuing the variable products set forth on Schedule A and any successor or additional products registered with the Securities and Exchange Commission (the "SEC") and approved by the New York Insurance Department (as discussed in Paragraph ( c ) of this section entitled "NEW PRODUCTS") and shall be collectively referred to herein as the "Contracts."

         Selling Group Member is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934 ("1934 Act") and under any appropriate regulatory requirements of state law and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD").

         Selling Group Member has NASD registered representatives who will distribute the Contracts.

         Associated Agency is a New York licensed insurance agency and is appointed by USL as an agent of USL with the New York Insurance Department. The relationship between Associated Agency and USL is that of an independent contractor.

         The NASD registered representatives affiliated with Selling Group Member are also New York licensed insurance agents of Associated Agency and are appointed by USL as agents of USL with the New York Insurance Department ("Sales Persons"). The relationship between the Sales Persons and Selling Group Member and the Sales Persons and USL is that of independent contractor.

         Distributor hereby appoints Selling Group Member and the Sales Persons to solicit and procure applications for the Contracts.

         The appointment by Distributor of the Sales Persons and the appointment by USL of Associated Agency and the Sales Persons for the sale of these Contracts is not to be deemed exclusive in any manner and only extends to New York sales of the Contracts.

(b)      Responsibilities Of The Parties/Compliance.
         ------------------------------- ----------

         (i)    SELLING GROUP MEMBER/SALES PERSONS.
                ----------------------------------

                Selling Group Member is authorized to recommend Sales Persons for appointment by USL to solicit sales of the Contracts. Selling Group Member shall be responsible for the sales activities of the Sales Persons and shall exercise supervisory oversight over Associated Agency and the Sales Persons with respect to the offer and sale of the Contracts.

          Selling Group Member shall be solely responsible for the approval of securities suitability determinations for the purchase of any Contract or the selection of any investment option thereunder, in compliance with federal and state securities laws and shall supervise Associated Agency and the Sales Persons in determining client suitability. Selling Group Member shall hold USL harmless from any financial claim resulting from improper suitability decisions or failure to supervise Associated Agency and the Sales Persons in accordance with federal securities laws and NASD regulations.

          Selling Group Member will be responsible for the payment of commissions to the Sales Persons, in accordance with the provisions of this Agreement, after it receives the commissions from Associated Agency. Selling Group Member will be reimbursed by Associated Agency for its actual costs in rendering this service.

          Selling Group Member will fully comply with the requirements of the NASD and of the 1934 Act and such other applicable federal and state laws and will establish rules, procedures and supervisory and inspection techniques necessary to diligently supervise the activities of the Sales Persons in connection with offers and sales of the Contracts. Such supervision shall include, but not be limited to providing, or arranging for, initial and periodic training in knowledge of the Contracts. Upon request by USL, Selling Group Member will furnish appropriate records as are necessary to establish diligent supervision and client suitability.

          Selling Group Member shall incur all costs associated with registering and complying with the various rules of the SEC and the NASD relating to broker-dealers.

          Selling Group Member shall fully cooperate in any insurance or securities regulatory examination, investigation, or proceeding or any judicial proceeding with respect to USL, Distributor, Selling Group Member and Associated Agency and their respective affiliates, agents and representatives to the extent that such examination, investigation, or proceeding arises in connection with the Contracts. Selling Group Member shall immediately notify USL if its broker-dealer registration or the registration of any of its Sales Persons is revoked, suspended or terminated.

          The Sales Persons shall be the only parties involved in the solicitation, negotiation or procurement of the Contracts. All correspondence relating to the sale of the Contracts will be between USL, Selling Group Member, Associated Agency, the Sales Persons and the prospective purchaser.

                  The Sales Persons are authorized to collect the first purchase payment or premium (collectively the "Premium") on the Contracts. The Sales Persons will in turn remit the application and Premium to Selling Group Member which will after a determination of suitability, will remit the Premium to USL's lock box within 24 hours.

                  The Sales Persons shall take applications for the Contracts only on preprinted applications supplied to them and/or Associated Agency by USL. All completed applications and supporting documents are the sole property of USL and shall be retained by or on behalf of USL in accordance with New York Insurance Regulation 152.

                  Selling Group Member is authorized to recommend Sales Persons for appointment by USL to solicit sales of the Contracts.

         (ii)     ASSOCIATED AGENCY/SALES PERSONS.
                  -------------------------------

                  Associated Agency will fully comply with the requirements of New York Insurance Law and Regulations. Associated Agency shall fully cooperate in any insurance or securities regulatory examination, investigation, or proceeding or any judicial proceeding with respect to USL, Distributor, Selling Group Member and Associated Agency and their respective affiliates, agents and representatives to the extent that such examination, investigation, or proceeding arises in connection with the Contracts. Associated Agency shall immediately notify Distributor if its insurance license or the license of any of its Sales Persons is revoked, suspended, or terminated.

                  The Sales Persons shall complete a "Definition of Replacement Form" with each application for the Contracts. The "Definition of Replacement Form" shall be signed by the Sales Persons and each applicant and the Sales Persons shall leave a copy of the form with the applicant for his or her records. The Sales Persons shall attach the completed and signed "Definition of Replacement Form" to each application for the Contracts. Where the purchase of one of the Contracts will result in, or is likely to result in, a replacement, the Sales Persons shall comply in all respects with New York Insurance Regulation 60.

         (iii)    USL.
                  ---

                  USL warrants that no Sales Person shall commence solicitation or aid, directly or indirectly, in the solicitation of any application for any Contract until that Sales Person is appropriately licensed and appointed by USL to sell the Contracts. USL shall be responsible for all fees required to obtain and/or maintain any licenses or registrations required by New York Insurance Law.

                  Following Selling Group Member's determination of securities suitability, USL will determine the insurance suitability of the Contracts, and will determine in its sole discretion whether to accept the applications submitted to USL by the Sales Persons and issue Contracts.

                  USL will return any incomplete applications to Selling Group Member, which will then forward them to the Sales Persons.

                  USL will provide the Sales Persons with all policy forms, the "Definition of Replacement Form" and any other regulatory forms required to be completed in connection with the Contracts.

                  USL will inform Associated Agency and Selling Group Member regarding any limitations on the availability of the Contracts in New York.

                  USL represents that the prospectus(es) and registration statement(s) relating to the Contracts contain no untrue statements of material fact or omission of a material fact, the omission of which makes any statement contained in the prospectus and registration statement materially false or misleading. USL agrees to indemnify Associated Agency and Selling Group Member from and against any claims, liabilities and expenses which may be incurred by any of those parties under the Securities Act of 1933, the 1934 Act, the Investment Act of 1940, common law, or otherwise, that arises out of a breach of this paragraph.

         (iv)     DISTRIBUTOR.
                  -----------

                  Distributor is authorized by USL to offer the Contracts for sale by the Sales Persons under the terms of the Distribution Agreement described herein.

(c)      New Products.
         ------------

         USL and Distributor may agree upon additional or successor products and commission schedules, in which event Selling Group Member will offer the product(s) through the Sales Persons. However, the parties acknowledge that no such product can be offered for sale prior to receipt of all necessary federal and state approvals.

(d)      Sales Material/Books and Records.
         --------------------------------

         Associated Agency, Selling Group Member and Sales Persons shall not utilize, in their efforts to market the Contracts, any written brochure, prospectus, descriptive literature, printed and published material, audio-visual material or standard letters unless such material has been provided preprinted by USL or unless USL has provided prior written approval for the use of such literature. In accordance with New York Insurance Law Regulation 152, Associated Agency and/or Selling Group Member shall maintain complete records indicating the manner and extent of distribution of any such solicitation material, shall make such records and files available to USL and shall forward such records to USL. Additionally, Selling Group Member and/or Associated Agency shall make such material available to personnel of state insurance departments, the NASD or other regulatory agencies, including the SEC, which may have regulatory authority over USL or Distributor. Associated Agency and Selling Group Member jointly and severally hold USL, and its affiliates harmless from any liability arising from the use of any material which either (i) has not been specifically approved in writing by USL, or (ii) although previously approved, has been disapproved by USL in writing for further use.

         Selling Group Member will reflect all sales of the Contracts by Associated Agency and the Sales Persons on the books and records of Selling Group Member.

(e)      Prospectuses.
         ------------

         Selling Group Member warrants that solicitation for the sale of the Contracts will be made by use of a currently effective prospectus, that a prospectus will be delivered concurrently with each sales presentation and that no statements shall be made to a client superseding or controverting any statement made in the prospectus. USL and Distributor shall furnish Selling Group Member, at no cost to Selling Group Member reasonable quantities of prospectuses to aid in the solicitation of Contracts.

2.       COMPENSATION/CHARGES.
         --------------------

         USL will remit to Associated Agency all compensation set forth in Schedule B (and Schedule B-1, if appropriate) annexed hereto in compliance with New York Insurance Regulation 4228. Associated Agency will remit the commissions otherwise due and payable to Sales Persons to Selling Group Member which, in turn, will pay the Sales Persons. Associated Agency will assign a portion of the commissions to Selling Group Member for the actual costs incurred for the services performed in paying the commissions and for its supervisory oversight and non-insurance services. Such supervisory oversight and non-insurance services include the following:

         Supervisory Oversight:
         Supervise Sales Persons in solicitation of variable insurance products Review applications and premium checks for completeness and accuracy Review applications for suitability Participate in reporting and resolution of any customer complaints.

         Non-Insurance Services:
         Insure proper licensing of Sales Persons (insurance and securities)

         Forward application and checks (if applicable) to appropriate location Record transaction on books and records of Selling Group Member Determine compensation for Sales Persons
         Issue checks to Sales Persons
         Track compensation paid to Sales Persons and issue Form 1099 at year end.

         Actual costs of Selling Group Member supervisory oversight will be determined applying generally accepted accounting principles and shall be determined on a quarterly basis.

         If, by the last quarter of a calendar year, it becomes apparent that Associated Agency may exceed the New York Insurance Regulation 4228 limits on compensation payments, USL will adjust payments made on new sales to bring Associated Agency into compliance with this statute. If, after the calendar year ends, Associated Agency is still out of compliance with the New York Insurance Regulation 4228 limits, USL will withhold compensation on new sales and/or renewal compensation following the end of the calendar year in which the overpayments were made until Associated Agency is brought into compliance. All reasonable efforts will be made to recoup such overpayments within the 3 month period following the calendar year in which such overpayments were made

3.       CUSTOMER SERVICE AND COMPLAINTS.
         -------------------------------

         The parties agree that USL may contact by mail or otherwise, any client, agent, account executive, or employee of Associated Agency or other individual acting in a similar capacity if deemed appropriate by USL, in the course of normal customer service for existing Contracts, in the investigation of complaints, or as required by law. The parties agree to cooperate fully in the investigation of any complaint. USL and Selling Group Member jointly will handle and process all complaints associated with the sale of the Contracts under this Agreement.

4.       INDEMNIFICATION.
         ---------------

         Selling Group Member, Associated Agency, and Sales Persons agree to hold harmless and indemnify USL against any and all claims, liabilities and expenses incurred by USL, and arising out of or based upon any alleged or untrue statement of Selling Group Member, Associated Agency or Sales Person other than statements contained in the approved sales material for any Contract, or in the registration statement or prospectus for any Contract.

         USL hereby agrees to indemnify and hold harmless Selling Group Member and each of its employees, controlling persons, officers or directors against any losses, expenses (including reasonable attorneys' fees and court costs), damages or liabilities to which Selling Group Member and Associated Agency or such affiliates, controlling persons, officers or directors become subject, under the Securities Act of 1933, New York Insurance Laws or otherwise, insofar as such losses, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon USL's performance, non-performance or breach of this Agreement, or are based upon any untrue statement contained in, or material omission from, the prospectus for any of the Contracts.

5.       LIMITATIONS ON AUTHORITY.
         ------------------------

         The Contract forms are the sole property of USL. No person other than USL has the authority to make, alter or discharge any policy, Contract, certificate, supplemental contract or form issued by USL. No party has the right to waive any provision with respect to any Contract or policy; give or offer to give, on behalf of USL, any tax or legal advice related to the purchase of a Contract or policy; or make any settlement of any claim or bind USL or any of its affiliates in any way. No person has the authority to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of USL.

6.       ARBITRATION.
         -----------

         The parties agree that any controversy between or among them arising out of their business or pursuant to this Agreement that cannot be settled by agreement shall be taken to arbitration as set forth herein. Such arbitration will be conducted according to the securities arbitration rules then in effect, of the American Arbitration Association, NASD, or any registered national securities exchange.

         The arbitrators shall render a written opinion, specifying the factual and legal bases for the award, with a view to effecting the intent of this Agreement. The written opinion shall be signed by a majority of the arbitrators. In rendering the written opinion, the arbitrators shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of New York. Accordingly, the written opinion of the arbitrators will be determined by the rule of law and not by equity. The decision of the majority of the arbitrators shall be final and binding on the parties and shall be enforced by the courts in New York.

7.       GENERAL PROVISIONS.
         ------------------

         (a)  Waiver.
              ------

              Failure of any of the parties to promptly insist upon strict compliance with any of the obligations of any other party under this Agreement will not be deemed to constitute a waiver of the right to enforce strict compliance.

         (b)  Independent Assignment.
              ----------------------

              No assignment of this Agreement or of any obligations under this Agreement shall be valid without prior written consent of USL. Furthermore, this Agreement and any rights pursuant hereto shall be assignable only upon the written consent of the New York State Insurance Department and all of the parties hereto. Except as and to the extent specifically provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies, obligations, or liabilities, or to relieve any person other than the parties hereto or their respective legal successors, from any obligations or liabilities that would otherwise be applicable.

 (c)      Notice.
          ------

          All notices, statements or requests provided for hereunder shall be deemed to have been duly given when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, via first-class certified or registered mail, with postage pre-paid, or when delivered by overnight courier service, telex or telecopier, addressed as follows:

          If to USL:

                   The United States Life Insurance Company in
                              the City of New York
                          390 Park Avenue, 5/th/ Floor
                             New York, NY 10022-4684
                              Attention: President

          If to Selling Group Member/Distributor:

                    American General Securities Incorporated
                               2727 Allen Parkway
                              Houston, Texas 77019
                              Attention: President


          If to Associated Agency:

                     American General Insurance Agency, Inc.
                               2727 Allen Parkway
                              Houston, Texas 77019
                              Attention: President

          or to such other persons or places as each party may from time to time designate by written notice.

         (d)      Severability.
                  ------------

                  To the extent this Agreement may be in conflict with any applicable law or regulation, this Agreement shall be construed in a manner consistent with such law or regulation. The invalidity or illegality of any provision of this Agreement shall not be deemed to affect the validity or legality of any other provision of this Agreement.

         (e)      Amendment.
                  ---------

                  This Agreement may be amended only in writing and signed by all parties. No amendment will impair the right to receive commissions accrued with respect to Contracts issued and applications procured prior to the amendment.

         (f)      Entire Agreement.
                  ----------------

                  This Agreement together with such amendments as may from time to time be executed in writing by the parties, constitutes the entire agreement and understanding among the parties in respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof.

         (g)      Termination.
                  -----------

                  This Agreement may be terminated by any party upon 30 days' prior written notice. It may be terminated, for cause, defined as a material breach of this Agreement, by any party immediately. Termination of this Agreement shall not impair the right to receive commissions accrued to applications procured prior to the termination except for a termination due to cause, or as otherwise specifically provided in Schedule B (or Schedule B-1, as appropriate).

         (h)      Governing Law.
                  -------------

                  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in that state, without regard to principles of conflict of laws.

8.       CONFIDENTIALITY AND PROTECTION OF NONPUBLIC PERSONAL INFORMATION.
         ----------------------------------------------------------------

         (a)      Confidentiality.
                  ---------------

                  "Confidential Information" of a party shall mean all confidential or proprietary information, including trade secrets, expressions, ideas and business practices of such party in any medium, as well as the terms of this Agreement. For purposes of this

                  Agreement and unless otherwise indicated, reference to each party shall include their affiliates, agents and contractors. All Confidential Information relating to a party shall be held in confidence by the other party to the same extent and in at least the same manner as such party protects its own confidential or proprietary information, but in no case to a lesser extent than reasonable care under the circumstances requires. No party shall disclose, publish, release, transfer or otherwise make available Confidential Information of any other party in any form to, or for the use or benefit of, any person or entity without the other parties' consent. Each party shall, however, be permitted to disclose relevant aspects of the other parties' Confidential Information to its officers, agents, subcontractors and employees to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under this Agreement; provided, however, that such party shall take all reasonable measures to ensure that Confidential Information of the other party or parties is not disclosed or duplicated in contravention of the provisions of this Agreement by such officers, agents, subcontractors and employees.

                  The obligations herein shall not restrict any disclosure by any party pursuant to any applicable state or federal laws, or by order of any court or government agency (provided that the disclosing party shall give prompt notice to the non-disclosing party or parties of such order) and shall not apply with respect to Confidential Information which (1) is developed by the other party independently of the Confidential Information of the disclosing party without violating the disclosing party's proprietary rights, (2) is or becomes publicly known (other than through unauthorized disclosure),
                  (3) is disclosed by the owner of such information to a third party free of any obligation of confidentiality, (4) is already known by such party without an obligation of confidentiality other than pursuant to this Agreement or any confidentiality agreements entered into before the effective date of this Agreement, or (5) is rightfully received by a party free of any obligation of confidentiality.

           (b)    Protection of Nonpublic Personal Information.
                  --------------------------------------------

                  (1)    Definition of Nonpublic Personal Information.
                         --------------------------------------------

                         Nonpublic personal information of customers or consumers ("NPI") includes, but is not limited to, names, addresses, account balances, account numbers, account activity, social security numbers, taxpayer identification numbers, and sensitive, financial and health information. NPI includes information on each party's forms or in a database of any kind, information created by each party, information collected by or on behalf of a party, and personally identifiable information derived from NPI.

                         There may be instances where each party will have the same NPI that may be subject to different privacy policies and procedures according to the notices provided to the customer or consumer by the respective parties to the Agreement.

          (2)  Disclosure and Use of NPI.
               -------------------------

               All NPI that any party obtains as a result of this relationship shall not be used, disclosed, reused or redisclosed to any third party, except to carry out the purposes for which the information was disclosed. All NPI of the other parties shall be held in confidence to the same extent and in at least the same manner as the holding party protects its own NPI, but in no case in a lesser manner than a reasonable degree of care under the circumstances.

               Each party shall be permitted to disclose relevant aspects of the other parties' NPI to its officers, agents, subcontractors and employees only to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under the Agreement; provided that such party shall take all reasonable measures to ensure that the NPI of the other party or parties is not disclosed or reproduced in contravention of the provisions of this Agreement by such party's officers, agents, subcontractors and employees.

               The obligations of this Agreement shall not restrict any disclosure by any party pursuant to any applicable state or federal laws, or by request or order of any court or government agency (provided that the disclosing party shall seek appropriate protections and provide prompt notice to the non-disclosing party or parties in order that any other party will have a reasonable opportunity to oppose the disclosure, request or order).

               The obligations of this Agreement shall not apply to information which, without breach of obligation of confidentiality: (1) is independently developed by a party; (2) is or becomes publicly known; (3) is already known by such party as evidenced by the written records of such party; or (4) is obtained from an independent source.

          (3)  Security of NPI.
               ---------------

               The parties further agree to establish and maintain policies and procedures designed to ensure the confidentiality and security of NPI. This shall include procedures to protect against any anticipated threats or hazards to the security or integrity of the information and unauthorized access to or use of the information. For reasonable cause, each party may audit the use or disclosure of NPI upon reasonable written notice to the other party. Each party will promptly advise the other parties of any breach of obligations of this Agreement with respect to NPI of which the breaching party is aware.

          (4)  Other Provisions.
               ----------------

               The parties agree that they shall abide by the provisions of the Gramm-Leach-Bliley Act and other applicable privacy laws and regulations and that the obligations described herein shall continue after termination of this Agreement and/or the Agreement. Any provision in the Agreement or any agreement that is inconsistent with the obligations herein shall be void.

               If Selling Group Member utilizes more than one insurance agency in the conduct of its insurance sales, Selling Group Member represents that Associated Agency identified herein is acting on behalf of all such insurance agencies.

               This Agreement comprises the entire agreement among the parties concerning NPI. There are no oral or implied promises or other obligations concerning said subject matter that have not been set forth herein. This Agreement may not be modified without a written agreement executed by all parties.

By signing below, the undersigned agree to have read and be bound by the terms and conditions of this Agreement.

Date:_______________________________



The United States Life Insurance Company in the City of New York
                                    390 Park Avenue, 5/th/ Floor
                                    New York, NY 10022-4684

Signed By:                          ____________________________________________

Name & Title:                       ____________________________________________




American General Securities Incorporated
                                    2727 Allen Parkway
                                    Houston, TX 77019

Signed By:                          ____________________________________________

Name & Title:                       ____________________________________________




American General Insurance Agency, Inc.
                                    2727 Allen Parkway
                                    Houston, TX 77019

Signed By:                          ____________________________________________

Name & Title:                       ____________________________________________

Schedule A
Control Date - November 1, 2001

        THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
                       CONTRACTS COVERED BY THIS AGREEMENT

                                    Registration Forms                  Separate
Contract Name                          and Numbers                      Account
-------------                       --------------------------------------------

Platinum Investor                   Form S-6                           USL VL-R
Variable Life Insurance             Nos. 811-09359
                                         333-79471

Platinum Investor Survivor          Form S-6                           USL VL-R
Second-to-Die Variable              Nos. 811-09359
Life Insurance                           333-57062

Schedule A-1 - Generations Variable Annuity
Control Date - May 1, 2001

        THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
                       CONTRACTS COVERED BY THIS AGREEMENT

                                     Registration Forms                Separate
Contract Name                           and Numbers                     Account
-------------                        -------------------------------------------

Generations Variable Annuity         Form N-4                           USL VA-R
                                     Nos. 811-09007
                                          333-63673